UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following employee communication was issued by Telephone and Data Systems, Inc. (“TDS) on March 13, 2009:

To: The Associates and Employees of the TDS Family of Companies

You may have seen some recent media coverage about TDS and U.S. Cellular and proposals by some of our shareholders.  Not surprisingly, some people have raised questions about this activity and so I write to give you my perspective.

TDS is a $5 billion, Fortune 500® company that is very well positioned to continue to play a key role in the growth of the telecommunications industry.  We have a great future, we are financially strong and we have the resources to take advantage of growth opportunities as they arise.

While, as a publicly traded company, we always welcome input from all of our shareholders, it is important to remember that our Company is unique in that it has a controlling shareholder. I believe firmly that by continuing to build and operate TDS, U.S. Cellular, TDS Telecom, and Suttle-Straus, and by continuing to provide outstanding service to our customers, we can grow the Company and increase long-term shareholder value. I want you to know that the Company remains as focused as ever on that goal.

While media stories can sometimes be distracting, I ask that you — our talented and dedicated associates and employees — remain focused on doing what you do best and that is to deliver the best quality service and networks to our customers.

If you receive any inquiries from the press or others outside the Company about media stories, please refer them to Mark Steinkrauss in Investor Relations at 312-592-5384 or mark.steinkrauss@teldta.com.

Thank you for your ongoing efforts and dedication.

Yours truly,

Ted Carlson
TDS President and CEO

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2009 annual meeting of shareholders.  Information regarding TDS directors and executive officers and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s preliminary proxy statement relating to its 2009 annual meeting, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2009.  The 2009 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS on its website at www.teldta.com.  TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2009 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.